Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or any other appropriate form or forms, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 406,000 shares of Mellon Financial Corporation’s (the “Corporation’s”) Common Stock issued pursuant to the Asset Purchase Agreement, dated April 4, 2003, by and among The Boston Company, Inc., The Arden Group, Inc., and each of the shareholders of The Arden Group, Inc., as amended (the “Asset Purchase Agreement”), and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of September 2, 2003 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Martin G. McGuinn	/s/ Robert Mehrabian

Martin G. McGuinn, Director and Principal Executive Officer	Robert Mehrabian, Director

/s/ Carol R. Brown	/s/ Seward Prosser Mellon

Carol R. Brown, Director	Seward Prosser Mellon, Director

/s/ Ruth E. Bruch	/s/ Mark A. Nordenberg

Ruth E. Bruch, Director	Mark A. Nordenberg, Director

/s/ Jared L. Cohon	/s/ James F. Orr, III

Jared L. Cohon, Director	James F. Orr, III, Director

/s/ J. W. Connolly	/s/ David S. Shapira

J. W. Connolly, Director	David S. Shapira, Director

/s/ Steven G. Elliott	/s/ William E. Strickland, Jr.

Steven G. Elliott, Director	William E. Strickland, Jr., Director

/s/ Ira J. Gumberg	/s/ Wesley W. von Schack

Ira J. Gumberg, Director	Wesley W. von Schack, Director

/s/ Edward J. McAniff

Edward J. McAniff, Director